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                                                                 EXHIBIT 10.32.2

                        FIRST AMENDMENT TO LOAN AGREEMENT

      THIS FIRST AMENDMENT LOAN AGREEMENT, dated as of March 1, 2005 (this "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                   WITNESSETH

      WHEREAS, Borrower and Bank are parties to a certain Loan Agreement dated as of October 19, 2004 (the "Loan Agreement");

      WHEREAS, Borrower has requested certain modifications to the terms of the Loan and the Loan Agreement as more particularly described herein;

      WHEREAS, Bank and Borrower agree to amend the terms of the Loan and the Loan Agreement as provided in and subject to this Amendment;

      NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. INCORPORATION OF RECITALS. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions ascribed in the Loan Agreement and the Documents referred to therein.

      2. AMENDMENT TO SECTION 2.02. Section 2.02 of the Loan Agreement is amended and restated in its entirety as follows:

            "2.02 General Letters of Credit. Subject to the terms and conditions of this Agreement and upon the execution by the Borrower and the Bank of a Master Letter of Credit Agreement dated October 19, 2004 (as amended from time to time, the "Master Letter of Credit Agreement") and, the upon the execution and delivery by the Borrower, and the acceptance by the Bank, in its sole and absolute discretion, of, in each case, an application for letter of credit, the Bank agrees to issue or reissue for the account of the Borrower out of the Revolving Loan Availability, such General Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the General Letter of Credit Obligations may not at any time exceed in the aggregate the Maximum General Letter of Credit Obligation and provided, further, that no General Letter of Credit shall have an expiration date later than April 21, 2006, unless otherwise authorized by the Bank in writing. The Bank has issued certain letters of credit (the "Outstanding Old Brookdale General Letter of Credit") under the Old Brookdale Loan Agreement and a certain Master Letter of Credit Agreement dated March 31, 2004 (the "Old Brookdale MLCA") for the account of Old Brookdale, identified in Schedule 2.02 hereto, which Outstanding Old Brookdale General Letters of Credit are deemed General Letters of Credit issued out of the Revolving Loan Availability under this Agreement, and are

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      otherwise deemed General Letters of Credit subject to and governed by the terms and conditions of this Agreement and the Master Letter of Credit Agreement. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a General Letter of Credit shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all General Letter of Credit Obligations shall be converted to Revolving Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

      3. LIMITED WAIVER OF COVENANT. Section 6.13 of the Loan Agreement requires Borrower to maintain a Debt Service Coverage Ratio of not less than 1.0:1.00 for the period ending December 31, 2004. Borrower's actual Debt Service Coverage Ratio for that period was 0.93:1.0, resulting in a violation of the Debt Service Coverage Ratio covenant (the "Specific Covenant Violation"). The Bank hereby waives (the "Specific Covenant Violation Waiver") the Specific Covenant Violation. Nothing herein shall be deemed a waiver of the Borrower's obligation to fully comply with the Debt Service Coverage Ratio covenant and all other covenants, requirements and provisions of the Loan Agreement and the Loan Documents, except as set forth herein solely with respect to the Specific Covenant Violation Waiver.

      4. REAFFIRMATION. To the extent any term(s) or condition(s) in any of the Loan Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Loan Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Loan Documents as amended herein. There are no other changes to the Loan Documents except for the changes specifically set forth herein.

      5. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of and be enforceable by each respective party and their respective legal representatives, successors and assigns.

                            [signature page follows]

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      IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       BROOKDALE LIVING COMMUNITIES, INC.

                                       By: /s/ R. Stanley Young
                                           ---------------------------------
                                       Print Name: R. Stanley Young
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       BANK:

                                       LASALLE BANK NATIONAL ASSOCIATION

                                       By: /s/ Bluma Broner
                                           ------------------------------------
                                       Print Name: Bluma Broner
                                                   ----------------------------
                                       Title: VP
                                              ---------------------------------

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